UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 17, 2015

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2015 (the “Issue Date”), OCI Partners LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with OCI USA Inc., an indirect wholly owned subsidiary of OCI N.V. (“OCI USA”), and OCIP Holding LLC, an indirect wholly owned subsidiary of OCI N.V. (“OCIP Holding”), pursuant to which OCIP Holding contributed $60.0 million in cash to the Partnership (the “Capital Contribution”) in exchange for an aggregate 3,502,218 common units representing limited partner interests in the Partnership (“Common Units”) for a cash purchase price of $17.132 per Common Unit (the “Issue Price”). The Issue Price was the volume-weighted average trading price of a Common Unit on the New York Stock Exchange, calculated over the consecutive 21-trading day period ending on the close of trading on the trading day immediately prior to the Issue Date. Of the total Capital Contribution, $40.0 million (the “2015 ECL Draw”) constituted a draw by the Partnership under an equity commitment letter, dated November 22, 2013 (the “Equity Commitment Letter”), between OCI USA and the Partnership that provides for up to a $100.0 million equity commitment by OCI USA available to be drawn by the Partnership in certain circumstances. As a result of the 2015 ECL Draw, the Partnership has fully drawn upon the $100.0 million equity commitment by OCI USA under the Equity Commitment Letter.

The Partnership intends to use the proceeds from the Capital Contribution to fund capital expenditures and other costs and expenses incurred in connection with the debottlenecking project at the Partnership’s methanol and ammonia production facility. The Common Units were issued to OCIP Holding pursuant to the Contribution Agreement in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K relating to the Partnership’s private placement of Common Units is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On April 23, 2015, the Partnership issued a press release in which it announced the completion of its debottlenecking project and the restart of its methanol and ammonia production facility. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Contribution Agreement, dated April 17, 2015, by and among OCI Partners LP, OCI USA Inc. and OCIP Holding LLC

99.1	Press Release of OCI Partners LP, dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: April 23, 2015	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Contribution Agreement, dated April 17, 2015, by and among OCI Partners LP, OCI USA Inc. and OCIP Holding LLC

99.1	Press Release of OCI Partners LP, dated April 23, 2015